SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2011

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	333-146542	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

5445 DTC Parkway, P4

Greenwood Village, Colorado 80111

(Address of Principal Executive Offices)

(303) 418-1000

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 23, 2011, Ampio Pharmaceuticals, Inc. (“Ampio,” “we,” “our,” or “us”), Ampio Acquisition, Inc., a Colorado corporation and our wholly-owned subsidiary (“Merger Sub”), and DMI BioSciences, Inc., a Colorado corporation (“BioSciences”), completed the business combination pursuant to the terms of the Agreement and Plan of Merger dated September 4, 2010, as amended on December 31, 2010 (the “First Amendment”) and March 22, 2011 (the “Second Amendment; the Agreement and Plan of Merger, as amended by the First Amendment and the Second Amendment, collectively the “Merger Agreement”), under which Merger Sub merged with and into BioSciences and BioSciences became our wholly-owned subsidiary. Pursuant to the Merger Agreement, we acquired BioSciences for aggregate consideration comprised of 8,667,905 shares of Ampio common stock, or the “merger stock.” The business combination occurred following the satisfaction or waiver of all conditions to closing.

As called for in the Merger Agreement, Ampio issued to holders of BioSciences in-the-money stock options and warrants an aggregate of 405,066 shares out of the 8,667,905 shares of merger stock. In addition, Ampio issued to holders of two BioSciences promissory notes an aggregate of 500,000 shares of merger stock in extinguishment of the notes. Pursuant to an indemnification escrow agreement, an aggregate of 250,000 shares of merger stock will be withheld and placed in an indemnification escrow account with Corporate Stock Transfer, Inc., as escrow agent, until December 31, 2011. Those shares were escrowed and are available to address any material breaches of representations, warranties or covenants by BioSciences which may have occurred prior to the merger. The remaining 7,512,839 shares of merger stock were issued to the holders of BioSciences common stock pro rata, subject to receipt from each such stockholder of a signed lock-up agreement under which each stockholder has agreed, or will agree, not to sell, pledge or hypothecate the merger stock until on or after December 31, 2011 or, in the case of executive officers or directors of BioSciences and executive officers of Ampio, until February 29, 2011. The execution of the lock-up agreement by each shareholder of BioSciences is contractually provided for in the Merger Agreement, as amended.

Ampio separately issued 212,693 options in replacement of 250,850 Biosciences options that were “out-of-the-money” as of the date of execution of the Merger Agreement. Options formerly held by Bruce G. Miller, Dr. David Bar-Or, Raphael Bar-Or, Dr. James Winkler, and Wannell Crook were canceled pursuant to the cancellation agreement, as was compensation accrued by BioSciences for Messrs. Bruce G. Miller, David Bar-Or, and James Winkler.

At the effective time, BioSciences had 9,171,282 shares of common stock outstanding, after giving effect to the donation to capital of 8,804,305 shares of Class B common stock held by present and former executive officers and directors of BioSciences under the donation to capital agreement. The donation to capital took effect immediately prior to the effective time.

At March 15, 2011, Ampio had issued and outstanding 18,402,574 shares of common stock, which reflected the 17,107,036 shares outstanding at February 16, 2011, increased by 1,295,538 shares issued by Ampio in connection with the February 28, 2011 conversion of outstanding debentures. As required by the Merger Agreement, BioSciences donated back to the capital of Ampio at the effective time an aggregate of 3,500,000 shares of Ampio common stock formerly owned by BioSciences. After giving effect to this donation to capital and the issuance of the 8,667,905 shares of merger stock, Ampio has 23,570,479 shares of common stock issued and outstanding. Accordingly, the former BioSciences stockholders, noteholders, and “in-the-money” optionholders currently hold approximately 37% of Ampio’s outstanding common stock, and existing Ampio stockholders currently hold approximately 63% of Ampio’s outstanding common stock.

The full text of the Second Amendment to the Merger Agreement is attached hereto as Exhibit 2.7 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the merger contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, as amended, which Merger Agreement, together with the First Amendment, is incorporated by reference herein from Annex A to the definitive information statement/prospectus (the “Information Statement/Prospectus”) included in Ampio’s Registration Statement on Form S-4, which was declared effective by the SEC on February 25, 2011. The donation to capital agreement, form of indemnification agreement, form of cancellation agreement, and conversion

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agreement are incorporated by reference from Exhibits 2.2, 2.3, 2.4 and 2.5 to the Form 8-K filed with the SEC on January 7, 2011.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits attached hereto or incorporated by reference herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the acquisition of BioSciences or related matters. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” anticipate,” “believe,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K and the exhibits hereto, or incorporated by reference herein, are forward-looking statements. Inclusion of such forward-looking statements herein or in the exhibits hereto or incorporated by reference herein should not be regarded as a representation by us that the statements will prove to be correct. Except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that our actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2011 and any subsequent filings made by the Company with the SEC.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Second Amendment is attached hereto as Exhibit 2.7 to this Current Report on Form 8-K. The Merger Agreement and the First Amendment are incorporated herein by reference from Annex A to the Information Statement/Prospectus. The donation to capital agreement, form of indemnification agreement, form of cancellation agreement, and conversion agreement are incorporated by reference from Exhibits 2.2, 2.3, 2.4 and 2.5 to the Form 8-K filed with the SEC on January 7, 2011.

Item 5.07 Submission of Matters to a Vote of Security Holders

Pursuant to the Ampio certificate of incorporation, a consent of the majority shareholders of Ampio was obtained in November 2010. Ampio is delivering to its shareholders a copy of the Information Statement/Prospectus as notice of the action taken by majority consent. BioSciences stockholders unanimously approved the merger, with one abstention, at a special meeting held on September 14, 2010 (which was effective only for purposes of Colorado corporate law), and a majority of the BioSciences stockholders executed a majority stockholder consent to the merger following the delivery of the Information Statement/Prospectus to all of the BioSciences stockholders, including the consenting stockholders.

Item 8.01 Other Events

Neither this Current Report on Form 8-K nor the exhibits attached hereto or incorporated by reference herein is an offer to sell or the solicitation of an offer to buy shares of our common stock or any other security.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired “attached as Annex F”.

Audited financial statements of DMI BioSciences, Inc. as of and for the years ended September 30, 2010 and 2009.

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Unaudited financial statements of DMI BioSciences, Inc. as of and for the three months ended December 31, 2010 and December 31, 2009.

(b) Pro forma financial information “attached as Annex G”.

Pro forma unaudited consolidated balance sheet as of December 31, 2010 (Ampio) and September 30, 2010 (BioSciences).

Pro forma unaudited consolidated statements of operations for the year ended December 31, 2010 (Ampio) and September 30, 2010 (BioSciences).

Pro forma unaudited consolidated statements of operations for the year ended December 31, 2009 (Ampio) and September 30, 2009 (BioSciences).

(d) Exhibits.

Exhibit Number	Description of Exhibits
2.1	Agreement and Plan of Merger, dated September 4, 2010, by and among Ampio Pharmaceuticals, Inc., Ampio Acquisition, Inc., DMI BioSciences, Inc. and the Control Shareholders (incorporated by reference to Annex A to the Information Statement/Prospectus filed with the SEC on February 25, 2011).

2.2	Amendment to Agreement and Plan of Merger, dated December 31, 2010, by and among Ampio Pharmaceuticals, Inc., Ampio Acquisition, Inc., DMI BioSciences, Inc. and the Control Shareholders (incorporated by reference to Annex A to the Information Statement/Prospectus filed with the SEC on February 25, 2011).

2.3	Donation to Capital Agreement, effective immediately prior to closing of the merger, among DMI BioSciences, Inc. and its management shareholders (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed with the SEC on January 7, 2011).

2.4	Form of Indemnification Escrow Agreement, effective upon closing of the Merger, among the Company, Ampio Acquisition, Inc., BioSciences, the BioSciences control shareholders, and Corporate Stock Transfer, Inc., as Escrow Agent (incorporated by reference to Exhibit 2.3 to the Current Report on Form 8-K filed with the SEC on January 7, 2011).

2.5	Form of Cancellation Agreement, effective immediately prior to closing of the Merger, among BioSciences and members of BioSciences management (incorporated by reference to Exhibit 2.4 to the Current Report on Form 8-K filed with the SEC on January 7, 2011).

2.6	Form of Conversion Agreement, effective immediately prior to closing of the Merger, among BioSciences and Richard Yukl and IRA for Richard Yukl (incorporated by reference to Exhibit 2.5 to the Current Report on Form 8-K filed with the SEC on January 7, 2011).

2.7*	Amendment to Agreement and Plan of Merger, dated March 22, 2011, by and among Ampio Pharmaceuticals, Inc., Ampio Acquisition, Inc., DMI BioSciences, Inc. and the Control Shareholders.

3.1*	Filed Statement of Merger of Ampio Acquisition, Inc. and DMI BioSciences, Inc.

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

March 25, 2011	By:	/s/ Bruce G. Miller
Name: Bruce G. Miller
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibits
2.1	Agreement and Plan of Merger, dated September 4, 2010, by and among Ampio Pharmaceuticals, Inc., Ampio Acquisition, Inc., DMI BioSciences, Inc. and the Control Shareholders (incorporated by reference to Annex A to the Information Statement/Prospectus filed with the SEC on February 25, 2011).

2.2	Amendment to Agreement and Plan of Merger, dated December 31, 2010, by and among Ampio Pharmaceuticals, Inc., Ampio Acquisition, Inc., DMI BioSciences, Inc. and the Control Shareholders (incorporated by reference to Annex A to the Information Statement/Prospectus filed with the SEC on February 25, 2011).

2.3	Donation to Capital Agreement, effective immediately prior to closing of the merger, among DMI BioSciences, Inc. and its management shareholders (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed with the SEC on January 7, 2011).

2.4	Form of Indemnification Escrow Agreement, effective upon closing of the Merger, among the Company, Ampio Acquisition, Inc., BioSciences, the BioSciences control shareholders, and Corporate Stock Transfer, Inc., as Escrow Agent (incorporated by reference to Exhibit 2.3 to the Current Report on Form 8-K filed with the SEC on January 7, 2011).

2.5	Form of Cancellation Agreement, effective immediately prior to closing of the Merger, among BioSciences and members of BioSciences management (incorporated by reference to Exhibit 2.4 to the Current Report on Form 8-K filed with the SEC on January 7, 2011).

2.6	Form of Conversion Agreement, effective immediately prior to closing of the Merger, among BioSciences and Richard Yukl and IRA for Richard Yukl (incorporated by reference to Exhibit 2.5 to the Current Report on Form 8-K filed with the SEC on January 7, 2011).

2.7*	Amendment to Agreement and Plan of Merger, dated March 22, 2011, by and among Ampio Pharmaceuticals, Inc., Ampio Acquisition, Inc., DMI BioSciences, Inc. and the Control Shareholders.

3.1*	Filed Statement of Merger of Ampio Acquisition, Inc. and DMI BioSciences, Inc.

*	Filed herewith.

Annex F

DMI BIOSCIENCES, INC.

Financial Statements

and

Independent Auditors’ Report

DMI BIOSCIENCES, INC.

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders

DMI BioSciences, Inc.

Denver, Colorado

We have audited the accompanying balance sheets of DMI BioSciences, Inc. (“BioSciences”) as of September 30, 2010 and 2009, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of BioSciences’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BioSciences as of September 30, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Ehrhardt Keefe Steiner & Hottman PC

January 5, 2011

Denver, Colorado

DMI BIOSCIENCES, INC.

Balance Sheets

	September 30,		December 31,
	2010	2009	2010	2009
			(unaudited)	(unaudited)
Assets
Cash	$288,196	$1,702,204	$6,551	$973,098
Prepaid expenses	—	—	—	21,810
Income tax receivable	34,118	—	33,623	—
Related party receivable	—	—	193,821	—
Related party notes receivable	300,000	—	300,000	100,000
Accrued interest receivable – related party	8,416	—	12,954	—

Total assets	$630,730	$1,702,204	$546,949	$1,094,908

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$123,426	$607,659	$105,913	$227,567
Accrued liabilities	22,353	47,876	5,424	—
Accrued wages payable	1,039,807	1,039,906	1,039,807	1,039,807
Accrued interest - stockholders	461,073	443,937	472,350	427,598
Deferred revenue	—	625,000	—	404,410
Notes payable - stockholders	430,000	530,000	430,000	430,000
Current portion of capital leases	10,268	16,487	7,345	20,513
Due to related party	1,527	8,312	—	8,123

Total current liabilities	2,088,454	3,319,177	2,060,839	2,558,018

Capital leases, less current portion	—	16,163	—	6,803

Total liabilities	2,088,454	3,335,340	2,060,839	2,564,821

Stockholders’ deficit
Preferred Stock; 50,000,000 shares authorized, none outstanding	—	—	—	—
Common Stock; no par value, 91,195,695 shares authorized, 9,171,282 shares outstanding at September 30, 2010 and 2009, respectively, and 9,171,282 shares outstanding at December 31, 2010 (unaudited) and 2009 (unaudited)	8,830,387	8,809,537	8,830,387	8,819,962

Common Stock Class B; no par value, 8,804,305 shares authorized and 8,804,305 shares outstanding at September 30, 2010 and 2009, respectively, and 8,804,305 shares outstanding at December 31, 2010 (unaudited) and 2009 (unaudited)	8,445,097	8,445,097	8,445,097	8,445,097

Treasury stock	(327,355)	(327,355)	(327,355)	(327,355)
Accumulated deficit	(18,405,853)	(18,560,415)	(18,462,019)	(18,407,617)

Total stockholders’ deficit	(1,457,724)	(1,633,136)	(1,513,890)	(1,469,913)

Total liabilities and stockholders’ deficit	$630,730	$1,702,204	$546,949	$1,094,908

See notes to financial statements.

DMI BIOSCIENCES, INC.

Statements of Operations

	For the Years Ended September 30,		For the Three Months Ended December 31,
	2010	2009	2010	2009
			(unaudited)	(unaudited)
Revenue
License fees	$625,000	$875,000	$—	$220,590
Royalty fees	—	58,750	—	—
Milestone payments	—	1,500,475	—	—
Other revenue	—	111,943	—	—

Total revenue	625,000	2,546,168	—	220,590

Operating expenses
Research and development	152,202	866,113	—	62,870
General and administrative	280,493	7,242,975	57,256	15,061

Total operating expenses	432,695	8,109,088	57,256	77,931

Income (loss) from operations	192,305	(5,562,920)	(57,256)	142,659

Other income (expense)
Interest expense	(49,385)	(57,520)	(11,275)	(14,047)
Other income	11,642	1,568	12,365	24,186

Total other income (expense)	(37,743)	(55,952)	1,090	10,139

Net income (loss)	$154,562	$(5,618,872)	$(56,166)	$152,798

See notes to financial statements.

DMI BIOSCIENCES, INC.

Statement of Changes in Stockholders’ Deficit

For the Periods Ended September 30, 2010 and 2009, and December 31, 2010 (unaudited)

	Common Stock		Common Stock – Class B		Treasury Stock	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – September 30, 2008	11,288,310	10,546,504	—	—	(327,355)	(13,204,213)	(2,985,064)
Issuance of restricted common stock in exchange for services	5,383,689	5,383,689	—	—	—	—	5,383,689
Issuance of common stock in exchange for services	1,278,588	1,278,588	—	—	—	—	1,278,588
Issuance of common stock in exchange for cell lines	25,000	25,000	—	—	—	—	25,000
Exchange of common stock for Class B shares (Note 7)	(8,804,305)	(8,445,097)	8,804,305	8,445,097	—	—	—
Stock-based compensation	—	20,853	—	—	—	—	20,853
Contribution from stockholders	—	—	—	—	—	262,670	262,670
Net loss	—	—	—	—	—	(5,618,872)	(5,618,872)

Balance – September 30, 2009	9,171,282	$8,809,537	8,804,305	$8,445,097	$(327,355)	$(18,560,415)	$(1,633,136)
Stock-based compensation	—	20,850	—	—	—	—	20,850
Net income	—	—	—	—	—	154,562	154,562

Balance – September 30, 2010	9,171,282	8,830,387	8,804,305	8,445,097	(327,355)	(18,405,853)	(1,457,724)
Net income (unaudited)	—	—	—	—	—	(56,166)	(56,166)

Balance – December 31, 2010 (unaudited)	9,171,282	$8,830,387	8,804,305	$8,445,097	$(327,355)	$(18,462,019)	$(1,513,890)

See notes to financial statements.

DMI BIOSCIENCES, INC.

Statements of Cash Flows

	For the Years Ended September 30,		For the Three Months Ended December 31, 2010
	2010	2009	2010	2009
			(unaudited)	(unaudited)
Cash flows from operating activities
Net income (loss)	$154,562	$(5,618,872)	$(56,166)	$152,798
Adjustments to reconcile net income (loss) to cash (used in) provided by operating activities
Common stock issued for services	—	6,662,277	—	—
Common stock issued for cell lines	—	25,000	—	—
Stock-based compensation	20,850	20,853	—	10,425
Change in operating assets and liabilities
Accounts receivable	—	25,000	—	—
Interest receivable – related party	(8,416)	—	(4,538)	—
Prepaid patents	—	—	—	(21,810)
Income tax receivable	(34,118)	—	495	—
(Advances)/payments from related party	(6,785)	8,312	(195,348)	(189)
Accounts payable	(484,233)	(297,623)	(17,513)	(380,092)
Accrued interest – stockholders	17,136	55,002	11,277	(16,339)
Accrued wages	(99)	531	—	(99)
Accrued liabilities	(25,523)	110,546	(16,929)	(47,876)
Deferred revenue	(625,000)	625,000	—	(220,590)

Net cash (used in) provided by operating activities	(991,626)	1,616,026	(278,722)	(523,772)

Cash flows from investing activities
Advances on notes receivable – related party	(300,000)	—	—	(100,000)

Net cash used in investing activities	(300,000)	—	—	(100,000)

Cash flows from financing activities
Proceeds from notes payable and advances	—	125,000	—	—
Payments on notes payable	(100,000)	(30,000)	—	(100,000)
Payments on capital leases	(22,382)	(17,922	(2,923)	(5,334)

Net cash (used in) provided by financing activities	(122,382)	77,078	(2,923)	(105,334)

Net change in cash and cash equivalents	(1,414,008)	1,693,104	(281,645)	(729,106)

Cash and cash equivalents at beginning of period	1,702,204	9,100	288,196	1,702,204

Cash and cash equivalents at end of period	$288,196	$1,702,204	$6,551	$973,098

Non cash transactions:

Sale of assets in exchange for common stock of Life Sciences (Note 2)	$—	$262,670	$—	$—

DMI BIOSCIENCES, INC.

Notes to Financial Statements

Note 1 – Summary of Significant Accounting Policies

Nature of Operation

DMI BioSciences, Inc. (“BioSciences” or the “Company”), a Colorado corporation, was formed in 1990. BioSciences is a privately held, clinical-stage pharmaceutical company that develops therapeutic products to treat human sexual dysfunction. The Company’s most advanced product is a drug to delay ejaculation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Interim Information

The accompanying unaudited interim financial statements included herein have been prepared by the management of the Company pursuant to the rules and regulations of the United States Securities and Exchange Commission. Certain information and note disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to these rules and regulations, although the Company believes that the disclosures are adequate to make the information not misleading. In the opinion of management, the unaudited interim financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly, in all material respects, the Company’s financial position as of December 31, 2010 and 2009, the interim results of operations for the three months ended December 31, 2010 and 2009, and the cash flows for the three months ended December 31, 2010 and 2009. These interim statements have not been audited.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents consist primarily of money market investments. The Company maintains balances from time to time in excess of the federally insured limits.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives for owned assets, ranging from five to seven years or, for leasehold improvements, the term of the related lease.

DMI BIOSCIENCES, INC.

Notes to Financial Statements

Note 1 – Summary of Significant Accounting Policies (continued)

Patents and Patent Applications

Costs of establishing patents consisting of legal fees paid to third parties are expensed as incurred until such time as the patent is deemed viable and will produce a source of revenue.

Revenue Recognition

Revenues from royalties and license agreements are recognized when all of the following criteria have been met: (a) persuasive evidence of an arrangement exists, (b) delivery has occurred or services have been rendered, (c) the price is fixed or determinable, and (d) collectability is reasonably assured. Milestone payments are received and earned in accordance with the terms of the specific contracts and the Company providing the required information in accordance with the terms of the contracts. Revenue is recognized upon completion of each milestone.

Research and Development

Research and development cost are expensed as incurred.

Income Taxes

The Company uses the liability method for accounting for income taxes. Under this method, the Company recognizes deferred assets and liabilities based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. The Company establishes a valuation allowance for all deferred tax assets for which there is uncertainty regarding realization.

Stock-Based Compensation

The Company accounts for share based payments by recognizing compensation expense based upon the estimated fair value of the awards on the date of grant. The Company determines the estimated grant fair value using the Black-Scholes option pricing model and recognizes compensation costs ratably over the vesting period using the straight-line method.

DMI BIOSCIENCES, INC.

Notes to Financial Statements

Note 1 – Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy established by GAAP prioritizes the inputs into valuation techniques used to measure fair value. Accordingly, the Company uses valuation techniques that maximize the use of observable inputs when determining fair value. The three levels of the hierarchy are as follows:

Level 1:	Inputs that reflect unadjusted quoted prices in active markets that are accessible to us for identical assets or liabilities;

Level 2:	Inputs include quoted prices for similar assets and liabilities in active or inactive markets or that are observable for the asset or liability either directly or indirectly; and

Level 3:	Unobservable inputs that are supported by little or no market activity.

The Company has no assets or liabilities that were measured using quoted prices for similar assets and liabilities or significant unobservable inputs (Level 2 and Level 3 assets and liabilities) as of September 30, 2010 or 2009 or December 31, 2010 (unaudited) and 2009 (unaudited). The Company’s financial instruments include cash and cash equivalents, related party notes receivable, notes payable - stockholders, accounts payable, accrued salaries, and accrued interest payable. The carrying amounts of these financial instruments approximate their fair value due to their short maturities. The carrying value of cash held in money market funds totaling $266,000, $1,701,204, $0 and $971,610 as of September 30, 2010 and 2009, and December 31, 2010 (unaudited) and 2009 (unaudited), respectively, is included in cash and cash equivalents and approximates market values based on quoted market prices, or Level 1 inputs. The Company is not able to determine the fair value of the notes receivable and notes payable to related parties due to their related party nature.

Reclassifications

Certain prior year amounts were reclassified to conform to current year presentation. Such reclassifications had no effect on net income.

DMI BIOSCIENCES, INC.

Notes to Financial Statements

Note 2 – Sale of Certain Assets

On April 16, 2009, the Company entered into an Asset Purchase Agreement with DMI Life Sciences, Inc. (“Life Sciences”) to sell certain assets and relinquish certain liabilities. Under the Asset Purchase Agreement, BioSciences sold office and lab equipment, cell lines and intellectual property, including patents and license agreements, and relinquished certain liabilities to Life Sciences in exchange for 3,500,000 shares of common stock of Life Sciences. The assets had no remaining book value and the liabilities consisted of a $200,000 note payable to a related party and $62,670 of accrued liabilities. In conjunction with the Asset Purchase Agreement, the parties entered into a Royalty Agreement which granted Life Sciences a 10% royalty based upon license revenue that BioSciences receives, subject to Life Sciences committing to providing additional funding. The accounting for this transaction resulted in a deemed contribution to BioSciences by its stockholders in the amount of $262,670 which represents the historical value of the liabilities assumed to Life Sciences as the transactions was a recapitalization of Life Sciences as of the date of this transaction.

In March 2010, Life Sciences became a wholly owned subsidiary of Chay Enterprises, Inc., a public company. Chay Enterprises, Inc. subsequently changed its name to Ampio Pharmaceuticals, Inc. (“Ampio”).

Note 3 – Definitive Merger Agreement

During November 2010, the Company entered into a definitive merger agreement with Ampio Pharmaceuticals, Inc. (“Ampio”) to exchange all of the Company’s outstanding shares in exchange for 7,762,839 shares of Ampio common stock. The Company will contribute to Ampio the previously owned 3,500,000 shares of Ampio stock at consummation of the definitive merger. In connection with the definitive merger, the Company has negotiated satisfaction of the notes payable – stockholder in exchange for 500,000 shares of Ampio common stock and will satisfy in-the-money stock options in exchange for 405,066 shares of Ampio common stock. Also in conjunction with the definitive merger the Company’s officers and employees have agreed to forgive the $1,039,807 in accrued wages payable. Per the definitive merger agreement, the merger closes at the time the 8,667,905 shares issued for considerations are registered.

DMI BIOSCIENCES, INC.

Notes to Financial Statements

Note 4 – Property and Equipment

The Company’s property and equipment consists of the following:

	September 30,		December 31,
	2010	2009	2010	2009
			(unaudited)	(unaudited)
Furniture and fixtures	$110,000	$110,000	$110,000	$110,000
Less accumulated depreciation	(110,000)	(110,000)	(110,000)	(110,000)

	$—	$—	$—	$—

Note 5 – Notes Payable

The Company’s notes payable consists of the following:

	September 30,		December 31,
	2010	2009	2010	2009
			(unaudited)	(unaudited)
Note payable to a stockholder, due on March 17, 2000. The note carries an interest rate of 10%, or in the event of default, 12%, uncollateralized. At September 30, 2010, the note was past due.	$300,000	$300,000	$300,000	$300,000

Note payable to a stockholder with no maturity date and carrying interest at 7%, uncollateralized.	75,000	75,000	75,000	75,000

Note payable to a stockholder with no maturity date and carrying interest at 7%, uncollateralized.	55,000	55,000	55,000	55,000

Note payable to a stockholder with no maturity date and carrying interest at 9%, paid in full.	—	100,000	—	—

	$430,000	$530,000	$430,000	$430,000

DMI BIOSCIENCES, INC.

Notes to Financial Statements

Note 6 – Capital Leases

The Company has acquired an asset under the provision of a long-term lease. For financial reporting purposes, minimum lease payments relating to the asset have been capitalized. The lease expires May 5, 2011. Amortization of the leased property is included in depreciation expense.

The asset under capital lease had cost and accumulated amortization as follows:

	September 30,		December 31,
	2010	2009	2010	2009
			(unaudited)	(unaudited)
Cost	$88,600	$88,600	$88,600	$88,600
Less accumulated amortization	(88,600)	(88,600)	(88,600)	(88,600)

	$—	$—	$—	$—

Maturities of capital lease obligations are as follows:

Year Ending September 30,

2011	$10,268

Capital lease obligation	$10,268

Note 7 – Income Taxes

BioSciences’ effective tax rate differs from the U.S. federal corporate income tax rate of 34% as shown in the below table, which reflects the rate for the years ended September 30, 2010 and 2009, and the three months ended December 31, 2010 (unaudited) and 2009 (unaudited).

	September 30,		December 31,
	2010	2009	2010	2009
			(unaudited)	(unaudited)
Statutory rate	34.00%	34.00%	34.00%	34.00%
State income taxes, net of federal tax impact	3.06%	3.06%	3.06%	3.06%
Permanent items	4.60%	(40.59%)	0.00%	2.50%
(Increase) decrease in valuation allowance	(41.66%)	3.53%	(37.06%)	(34.56%)
Effective tax rate	0.00%	0.00%	0.00%	0.00%

DMI BIOSCIENCES, INC.

Notes to Financial Statements

Note 7 – Income Taxes (continued)

For the years ended September 30, 2010 and 2009 and the three months ended December 31, 2010 (unaudited) and 2009 (unaudited), the Company provided a full valuation allowance against the deferred tax asset based on the weight of available evidence, both positive and negative, including the Company’s operating losses, which indicated that it is more likely than not that such benefits will not be realized.

The Company’s deferred tax assets are comprised of the following:

	September 30,		December 31,
	2010	2009	2010	2009
			(unaudited)	(unaudited)
Deferred tax assets
Net operating loss and credit carryforwards	$4,600,000	$4,600,000	$4,600,000	$4,600,000
Valuation allowance	(4,600,000)	(4,600,000)	(4,600,000)	(4,600,000)

	$—	$—	$—	$—

As of September 30, 2010 and for the three months ended December 31, 2010 (unaudited), the Company had an available net operating loss (“NOL”) carry forward of approximately $11,200,000 and $11,400,000 (unaudited), respectively, for federal and state purposes, expiring from 2016 through 2030. For the year ended September 30, 2009, the Company used $2,200,000 of NOLs. Under the provisions of the Internal Revenue Code, certain substantial changes in the Company’s ownership may result in limitations on the amount of the NOL carryforwards which can be utilized in future years.

The Company classifies penalty and interest expense related to income tax liabilities as general and administrative expense and therefore is in the statement of operations.

The Company filed tax returns in the United States and in the state of Colorado. The tax years ended September 30, 2007 through the current period remain open to examinations by the major taxing jurisdictions to which the Company is subject.

DMI BIOSCIENCES, INC.

Notes to Financial Statements

Note 8 – Equity

Common Stock

The Company issued 5,383,689 shares of restricted common stock to its directors, officers, and employees in exchange for service in 2009. The shares were valued at $1 per share. The Company issued 1,278,588 shares of Common Stock to stockholders in exchange for services and 25,000 shares of Common Stock in exchange for property in 2009. The shares were valued at $1 per share (Note 2).

Common stockholders have voting privileges and one hundred percent ownership rights in all assets of the Company.

Class B Common Stock

During 2009, the Company exchanged 8,804,305 shares of Common Stock for an equivalent number of shares of Class B Common Stock in conjunction with the sale of certain assets to Life Sciences (Note 2). The terms of the Class B Common Stock will be identical to the terms of our Common Stock except that holders of Class B Common Stock will not be entitled to receive any shares of Life Sciences’ Common Stock, or proceeds from the sale of shares of Life Sciences’ Common Stock, distributed to holders of our Common Stock.

Equity Incentive Plan

The Company adopted the 1999 Stock Incentive Plan during 1999. Under the Plan, the Option Committee may grant Options to purchase shares of Common Stock to employees and consultants. The Option Committee is authorized to grant up to 2,000,000 shares of Common Stock. Pricing and vesting are determined by the Option Committee, and awards are evidenced by an award agreement extended to the recipient. Stock options generally vest over four years and terminate 10 years from the date of grant.

The fair value of options granted under the Plan during 2009 and 2008 were valued using the Black-Scholes option pricing model. In order to calculate the fair value of the options, assumptions were made regarding the estimated fair value of the underlying Common Stock, risk-free interest rate, volatility, expected dividend yield, and expected option life. Changes to the assumptions could cause significant adjustments to valuation. The Company estimated a volatility factor utilizing comparable published volatilities of peer companies. An estimated forfeiture rate of zero was based upon the small number of participants and their expected longevity and the expected term was based on the average of the vesting term and the contractual term of the options. The risk-free rate is based on the U.S. Treasury yield in effect at the time of the grant for the Treasury securities of similar maturity. The Company did not grant any options for 2010.

The Company uses estimated volatility factors implied from related industry sources, and historical data to estimate the expected term and forfeitures of awards due to employee terminations in order to estimate compensation cost for awards expected to vest.

DMI BIOSCIENCES, INC.

Notes to Financial Statements

Note 8 – Equity (continued)

Equity Incentive Plan (continued)

The following table presents the composition of options outstanding and exercisable:

	September 30, 2010
	Options Exercisable and Outstanding
Range of Exercise Prices	Number	Price	Life

$0.01	300,000	$0.01	5.3
$0.90	330,500	$0.92	4.4
$2.50 - $3.00	314,600	$2.30	2.3

	December 31, 2010 (unaudited)
	Options Exercisable and Outstanding
Range of Exercise Prices	Number	Price	Life

$0.01	300,000	$0.01	5.1
$0.90	330,500	$0.92	3.9
$2.50 - $3.00	248,600	$2.30	2.6

*	Price and life reflect the weighted average exercise price and weighted average remaining contractual life, respectfully.

DMI BIOSCIENCES, INC.

Notes to Financial Statements

Note 8 – Equity (continued)

Equity Incentive Plan (continued)

Stock options activity was as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)

Outstanding at September 30, 2008	2,113,309	1.13	5.3
Granted	1,041	0.01
Exercised	(25,000)	0.01
Canceled	(18,750)	0.01
Forfeited	(449,250)	1.52

Outstanding at September 30, 2009	1,621,350	1.05	5.1
Forfeited	(676,250)	.98

Outstanding at September 30, 2010	945,100	1.09	3.9
Forfeited	(66,000)	2.58

Outstanding at December 31, 2010 (unaudited)	879,100	$.98	3.6

The weighted average fair value of the options granted for the year ended September 30, 2009 was $1.01. Compensation expense was $20,850 and $20,853, for the years ended September 30, 2010 and 2009, respectively; and $0 (unaudited) and $10,425 (unaudited) for the three months ended December 31, 2010 (unaudited) and 2009 (unaudited), respectively. Unrecognized compensation expense was $0 at September 30, 2010, and $0 (unaudited) at December 31, 2010 (unaudited).

Warrants

On November 6, 1998, the Company issued 350,000 warrants, in conjunction with the issuance debt. The warrants were exercisable at $1.50 per share and expired in November 2008.

On January 31, 2007, the Company issued 100,000 warrants, in conjunction with the issuance of debt to purchase Common Stock. The warrants are exercisable at $1.00 per share and expire on January 2, 2012. The remaining contract life is 1.25 and 2.25 at September 30, 2010 and 2009, respectively, and 1 (unaudited) and 2 (unaudited) at December 31, 2010 (unaudited) and 2009 (unaudited), respectively. Interest expense associated with the fair value of the warrants was deemed to be immaterial.

DMI BIOSCIENCES, INC.

Notes to Financial Statements

Note 8 – Equity (continued)

Warrants (continued)

The following table presents the activity for warrants outstanding:

	Number of Shares	Weighted Average Exercise Price

Outstanding at September 30, 2008	450,000	1.40
Issued	—	—
Expired	(350,000)	1.50
Exercised	—	—

Outstanding at September 30, 2009	100,000	1.00
Issued	—	—
Exercised	—	—

Outstanding at September 30, 2010	100,000	1.00
Issued	—	—
Exercised	—	—

Outstanding at December 31, 2010 (unaudited)	100,000	$1.00

Note 9 – Related Party Transactions

Prior to April 16, 2009, the Company had a Sponsored Research Agreement with Trauma Research LLC (“TRLLC”), a related research organization. Under the terms of the Sponsored Research Agreement, the Company was to provide personnel and equipment with an equivalent value of $300,000 per year and to make monthly equipment rental payments of $7,236 on behalf of TRLLC. In exchange, TRLLC will assign any intellectual property rights it develops on our behalf. The Sponsored Research Agreement expires in 2014 and may be terminated by either party on six months notice or immediately if either party determines that the other is not fulfilling its obligations under the agreement. There were no outstanding liabilities related to the Sponsored Research Agreement at September 30, 2010 and 2009 and December 31, 2010 (unaudited) and 2009 (unaudited). The obligations under this agreement were transferred through issuance of a new agreement between TRLLC and Life Sciences effective April 16, 2009.

DMI BIOSCIENCES, INC.

Notes to Financial Statements

Note 9 – Related Party Transactions (continued)

Prior to April 16, 2009, the Company had license agreements with the Institute for Molecular Medicine, Inc. a related nonprofit research organization. Under the license agreements, the Company paid the costs associated with maintaining intellectual property subject to the license agreements. In return, the Company was entitled to deduct twice the amounts it has paid to maintain the intellectual property from any amounts that may become due to the Institute for Molecular Medicine, Inc. under one of the license agreements, if and when the intellectual property becomes commercially viable and generates revenue. The Company paid $0, $28,460, $0 (unaudited), and $33,722 (unaudited) during the years ended September 30, 2010 and 2009, and three months ended December 31, 2010 (unaudited) and 2009 (unaudited), respectively, in legal and patent fees to maintain the intellectual property of the Institute of Molecular Medicine, Inc. These costs are included in the accompanying financial statements as this contract was assumed by Life Sciences as part of the assets sold.

As of September 30, 2010 the Company had a note receivable of $300,000 from Ampio. As of December 31, 2010 (unaudited) and 2009 (unaudited), the Company had a note receivable of $300,000 (unaudited) and $100,000 (unaudited), respectively from Ampio. The note is unsecured, bears interest at 6% and matures on the earlier of the closing of debt or equity financing of $5 million or more or March 2, 2011.

As of December 31, 2010 (unaudited), the Company had advanced Ampio $193,821 (unaudited).

As of September 30, 2010 and 2009, and December 31, 2010 (unaudited) and 2009 (unaudited), the Company had noninterest bearing advances of $1,527, $8,312, $0 (unaudited) and $8,123 (unaudited) from Ampio and Life Sciences, respectively, with no set maturity date.

Note 10 – Subsequent Events

The Company has evaluated subsequent events through January 5, 2011, the date the financial statements were available for issuance, and has identified no other events or transactions requiring financial statement recognition or disclosure.

Annex G

Ampio Pharmaceuticals, Inc.

Pro Forma Unaudited Consolidated Statement of Operations

For the year ended December 31, 2010 (Ampio) and September 30, 2010 (BioSciences)

	Historical Year Ended December 31, 2010 Ampio	Historical Year Ended September 30, 2010 BioSciences	Total Before Pro Forma Adjustments	Pro Forma Adjustments		Pro Forma Consolidated
Revenue
License fee	$—	$625,000	$625,000	$—		$625,000

Total revenue	—	625,000	625,000	—		625,000

Expenses
Research and development	1,972,134	152,202	2,124,336	—		2,124,336
General and administrative	4,732,271	280,493	5,012,764	—	(1)	5,012,764

Total operating expenses	6,704,405	432,695	7,137,100	—		7,137,100

Operating (loss) income	(6,704,405)	192,305	(6,512,100)	—		(6,512,100)

Other income (expenses)						—
Interest income	815	11,644	12,459	(8,416	)(1)	4,043
Interest expense	(19,545)	(49,387)	(68,932)	12,280	(1)	(11,552)
				45,100	(3)
Unrealized gain on fair value of debt instruments	37,511	—	37,511	—		37,511
Derivative expense	(1,367,771)	—	(1,367,771)	—		(1,367,771)

Total other income (expenses)	(1,348,990)	(37,743)	(1,386,733)	48,964		(1,337,769)

Net income (loss)	$(8,053,395)	$154,562	$(7,898,833)	$48,964		$(7,849,869)

Weighted average number of common shares outstanding	16,288,468		16,288,468	5,167,905	(2)	21,456,373

Basic and diluted net loss per common share	$(0.49)		$(0.48)			$(0.37)

Pro Forma Adjustments

(1)	to eliminate intercompany interest.
(2)	to reflect common stock issued with acquisition.
(3)	to reverse interest on notes payable exchanged for common stock in connections with acquisition.

G-1

Ampio Pharmaceuticals, Inc.

Pro Forma Unaudited Consolidated Statement of Operations

For the year ended December 31, 2009 (Ampio) and September 30, 2009 (BioSciences)

	Historical Year Ended December 31, 2009 Ampio	Historical Year Ended September 30, 2009 BioSciences	Total Before Pro Forma Adjustments	Pro Forma Adjustments		Pro Forma Consolidated
Revenue
License fee	$—	$875,000	$875,000	$—		$875,000
Royalty fees	—	58,750	58,750	—		58,750
Milestone payments	—	1,500,475	1,500,475	—		1,500,475
Other revenues	—	111,943	111,943	—		111,943

Total revenue	—	2,546,168	2,546,168	—		2,546,168

Expenses Total revenue
Research and development	1,070,370	866,113	1,936,483	—		1,936,483
General and administrative	441,135	7,242,975	7,684,110	(5,383,689	)(4)	2,300,421

Total operating expenses	1,511,505	8,109,088	9,620,593	(5,383,689)		4,236,904

Operating loss	(1,511,505)	(5,562,920)	(7,074,425)	5,383,689		(1,690,736)

Other income (expenses)
Interest income	1,091	1,568	2,659	(1,010	)(1)	1,649
Interest expense	(1,414)	(57,520)	(58,934)	674	(1)	(13,160)
				45,100	(3)

Total other income (expenses)	(323)	(55,952)	(56,275)	44,764		(11,511)

Net income (loss)	$(1,511,828)	$(5,618,872)	$(7,130,700)	$5,428,453		$(1,702,247)

Weighted average number of common shares outstanding	14,793,068		14,793,068	5,167,905	(2)	19,960,973

Basic and diluted net loss per common share	$(0.10)		$(0.48)			$(0.09)

Pro Forma Adjustments

(1)	to eliminate intercompany interest.
(2)	to reflect common stock issued with acquisition.
(3)	to reverse interest on notes payable exchanged for common stock in connections with acquisition.
(4)	to reverse stock compensation expense on management shares surrendered with acquisition.

G-2

Ampio Pharmaceuticals, Inc.

Pro Forma Unaudited Consolidated Balance Sheet

As of December 31, 2010 (Ampio) and September 30, 2010 (BioSciences)

	December 31, 2010 Ampio	September 30, 2010 DMI BioSciences	Total Before Pro Forma Adjustments	Pro Forma Adjustments		Pro Forma Combined
Current assets
Cash and cash equivalents	$671,279	$288,196	$959,475	$—		$959,475
Prepaid expenses	60,534	—	60,534	—		60,534
Current income taxes receivable	—	34,118	34,118			34,118
Related party receivable	5,711	300,000	305,711	(301,527	)(1)	4,184
Accrued interest receivable - related party	—	8,416	8,416	(8,416	)(1)	—

Total current assets	737,524	630,730	1,368,254	(309,943)		1,058,311

In-process research and development	—	—	—	8,000,000	(5)	8,000,000

Total assets	$737,524	$630,730	$1,368,254	$7,690,057		$9,058,311

Current liabilities
Accounts payable	$464,453	$145,779	$610,232	$—		$610,232
Accrued salaries and other liabilities	526,733	1,039,807	1,566,540	(1,039,807	)(3)	526,733
Accrued interest	19,693	461,073	480,766	(461,073	)(4)	11,277
				(8,416	)(1)
Senior convertible unsecured related party debentures	608,846	—	608,846	—		608,846
Senior unsecured manditorily convertible debentures	2,133,743	—	2,133,743	—		2,133,743
Related party notes payable	400,000	—	400,000	(300,000	)(1)	100,000
Current portion of capital leases	—	10,268	10,268	—		10,268
Related party payable	193,821	1,527	195,348	(1,527	)(1)	193,821 (8)
Note payable - stockholders	—	430,000	430,000	(430,000	)(4)	—
Warrant derivative liability	398,671	—	398,671	—		398,671

Total current liabilities	4,745,960	2,088,454	6,834,414	(2,240,823)		4,593,591

Total liabilities	4,745,960	2,088,454	6,834,414	(2,240,823)		4,593,591

Stockholder’ equity (deficit)
Common stock, par value $0.0001	1,711	—	1,711	517	(2)	2,228
Common stock, no par	—	8,830,387	8,830,387	(8,830,387	)(7)	—
Common stock class B, no par	—	8,445,097	8,445,097	(8,445,097	)(6)	—
Treasury stock	—	(327,355)	(327,355)	327,355	(7)	—
Additional paid in capital	5,961,635	—	5,961,635	8,472,639	(2)	14,434,274
Issuances for promotion	(3,281)	—	(3,281)	—		(3,281)
Advances to shareholders	(150,183)	—	(150,183)	—		(150,183)
Deficit accumulated in the development stage	(9,818,318)	—	(9,818,318)	—		(9,818,318)
Accumulated deficit	—	(18,405,853)	(18,405,853)	18,405,853	(7)	—

Total stockholders’ equity (deficit)	(4,008,436)	(1,457,724)	(5,466,160)	9,930,880		4,464,720

Total liabilities and stockholders’ equity	$737,524	$630,730	$1,368,254	$7,690,057		$9,058,311

Notes to Pro Forma Consolidated Financial Information

(1)	to eliminate related intercompany receivables and payables.
(2)	to reflect 5,167,905 Ampio shares issued upon merger (8,667,905 new shares issued, less 3,500,000 shares owned by BioSciences)
(3)	to reflect forgiveness of accrued wages by BioSciences officers and employees.
(4)	to reflect retirement of notes payable and accrued interest in exchange for Ampio common stock.
(5)	to reflect fair value of BioSciences in-process research and development.
(6)	to reflect retirement of common stock class B by BioSciences’ officers and employees
(7)	to eliminate BioSciences’ capital structure.
(8)	does not eliminate due to timing differences.

G-3